CONSULTING FEE AGREEMENT

This Agreement between Trans Max Technologies, Inc. (herein referred to as “Trans Max”) and Nino Investment Trust herein referred to as “Consultant”) is entered into this 25th day of August, 2004 (herein referred to as the “Effective Date”).

WHEREAS, Consultant and Trans Max desire to enter into this Agreement pursuant to the terms and conditions contained herein;

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties to this Agreement, said parties agree as follows:

The Recitals to this Agreement as above stated are hereby fully incorporated into the terms and conditions of the Agreement.

Consultant will continue to provide consulting services for all of the companies businesses including Bogner Industries.  Consultant will also continue coordinate prospective acquisitions in European countries.

The Consulting Fee shall be 2.4 million shares.

The parties will, upon request of the other party, promptly execute and deliver all additional documents reasonably deemed by the other to be necessary, appropriate or desirable to complete this Agreement.

Each party shall pay its own expenses incurred in connection with this Agreement.

This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by each of the parties.

All notices, requests, claims, demands and other communications shall be in writing and shall be given (and shall be deemed to have been duly given if so given) if delivered in person, by cable, telegram or telex, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties.

This Agreement may be executed in two or more counterparts, and by fax, each of which shall be deemed to be original, but all of which together shall constitute one and the same document.

This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada (regardless of the laws that might otherwise govern under applicable principles of conflicts of law).

This Agreement shall be binding upon, insure to the benefit of, and be enforceable by the successors and assigns of the parties.  Nothing expressed or referred to in this Agreement is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision.

This Agreement and the documents expressly referred to, constitutes the entire agreement among the parties with respect to the subject matter.

IN WITNESS, the parties have caused this Agreement to be duly executed and delivered on the day and year first above written.

TRANS MAX TECHNOLOGIES, INC.                 CONSULTANT

By:/s/Raymond Brouzes            _________                  By:/s/Nicole Yang
             Raymond Brouzes                                                        Nicole Yang,
Its:        President and duly authorized                            Its:        Director General
            Officer